Exhibit 99.1

FireEye Reports Record Q2 Billings and Revenue and Raises 2015 Outlook

Second Quarter Billings, Revenue and Earnings per Share Exceeded Guidance Ranges Resulting in Improved Operating Leverage and Positive Cash Flow

MILPITAS, Calif. – July 30, 2015 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the second quarter of 2015.

“Our business continued to gain momentum in the second quarter as the power of our platform resulted in expansion of our customer base, new strategic partnerships, and additional cross-selling opportunities,” said David DeWalt, CEO and chairman of the board of FireEye. “Record sales across our portfolio of network, endpoint, cloud and services offerings further highlight the power of our platform to drive growth and deliver value to customers. Our strong second quarter billings and revenue performance resulted in improved operating leverage and operating cash flow of more than $39 million, giving us the confidence to raise our outlook and accelerate our anticipated timeline for achieving positive annual operating cash flow. We achieved these outstanding financial results while increasing our investments in new products, global infrastructure, and sales capacity to extend our leadership in advanced security.”

Second Quarter 2015 Revenue and Billings

•	Revenue: Second quarter revenue was $147.2 million, an increase of 56 percent from the second quarter of 2014 and above the previously issued guidance range of $140 to $144 million. Total revenue included product revenue of $49.7 million, product subscription revenue of $48.5 million, support and maintenance revenue of $21.4 million and professional services revenue of $27.6 million.

•	Billings[1]: Second quarter billings were $178.3 million, an increase of 57 percent from the second quarter of 2014 and above the previously issued guidance range of $165 to $170 million. Total billings included product billings of $48.8 million, product subscription billings of $72.5 million, support and maintenance billings of $31.1 million, and professional services billings of $25.9 million. The average contract length for new subscription and support billings was approximately 31 months, compared to approximately 29 months in the second quarter of 2014.

•	Deferred revenue: Deferred revenue totaled $409.9 million at the end of the second quarter, an increase of $177.9 million, or 77 percent, from the end of the second quarter of 2014. Current deferred revenue was $232.5 million, an increase of $95.7 million from the end of the second quarter of 2014, and included $9.2 million in deferred product revenue and $223.3 million in deferred subscription, support and services revenue. Non-current deferred revenue was $177.4 million, an increase of $82.2 million from the end of the second quarter of 2014. Non-current deferred revenue included $3.6 million of deferred product revenue and $173.8 million of deferred subscription, support and services revenue.

“Demand was strong across product families, vertical markets and geographies in the second quarter, strengthening our belief that we have ‘crossed the chasm’ in advanced security,” said DeWalt. “The opportunity continues to expand, and we believe the breadth and depth of our platform positions us to extend our leadership as the market develops.”

Second Quarter 2015 Operating Performance

“Our continued focus on driving efficiency along with growth resulted in improved operating leverage and the best operating cash flow in our history,” said FireEye Chief Financial Officer Michael Sheridan. “Our results this quarter demonstrate the strength of our business model to generate operating and free cash flow. We expect our operating cash flows to be within $10 million of break-even for 2015, more than a year earlier than our most optimistic targets.”

•	Cash flow from operations: Second quarter cash flow from operations increased more than $100 million year-over-year to $39.1 million, compared to negative $61.9 million in the second quarter of 2014. Purchases of property and equipment decreased to $11.9 million in the second quarter of 2015, compared to $17.3 million in the second quarter of 2014.

•	GAAP net loss: Second quarter GAAP net loss was $133.6 million, or $0.87 per share, based on approximately 154 million weighted average shares outstanding. This compares to a GAAP net loss of $116.8 million, or $0.82 per share, based on approximately 142 million weighted average shares outstanding, in the second quarter of 2014.

•	Non-GAAP net loss[1]: Second quarter non-GAAP net loss was $62.6 million, or 43 percent of revenue, compared to a non-GAAP net loss of $78.5 million, or 83 percent of revenue in the second quarter of 2014. Non-GAAP net loss per share was $0.41, based on approximately 154 million weighted average shares outstanding, compared to second quarter 2014 non-GAAP net loss per share of $0.55, based on approximately 142 million weighted average shares. Non-GAAP net loss and net loss per share in the second quarter 2015 excluded stock-based compensation expense, amortization of intangible assets, and $2.8 million of non-cash interest expense related to our outstanding convertible senior notes. Non-GAAP net loss for the second quarter of 2014 excluded stock-based compensation expense, amortization of intangible assets, $11.6 million in discrete tax benefits related to acquisition of Mandiant and $0.5 million in acquisition-related expenses related to the acquisition of nPulse Technologies.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Third Quarter and Updated 2015 Outlook

FireEye provides guidance based on current market conditions and expectations.

For the third quarter of 2015, FireEye expects total revenue in the range of $164 to $168 million. Additionally, for the third quarter, on a non-GAAP basis, the company expects:

•	Total billings in the range of $225 to $230 million.

•	Gross margin in the range of 70 to 73 percent of total revenue.

•	Research and development expenses in the range of 33 to 36 percent of total revenue.

•	Sales and marketing expenses in the range of 61 to 65 percent of total revenue.

•	General and administrative expenses in the range of 13 to 17 percent of total revenue.

•	Interest expense of $3.0 million related to the company’s convertible senior notes.

•	Loss per share of $0.44 to $0.48, based on estimated weighted average shares outstanding of approximately 154 million.

For 2015, the company currently expects total revenue in the range of $630 to $645 million. Additionally, for 2015, on a non-GAAP basis, the company expects:

•	Total billings in the range of $840 to $850 million.

•	Gross margin in the range of 71 to 74 percent of total revenue.

•	Research and development expenses in the range of 33 to 36 percent of total revenue.

•	Sales and marketing expenses in the range of 61 to 65 percent of total revenue.

•	General and administrative expenses in the range of 13 to 17 percent of total revenue.

•	Interest expense of $7.0 million related to the company’s convertible senior notes.

•	Loss per share of $1.70 to $1.80, based on estimated weighted average shares outstanding of approximately 152 million.

•	Cash flow from operations in the range of negative $10 million to positive $10 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

CFO Transition Announced

FireEye also announced that Michael Sheridan, FireEye chief financial officer since 2011, intends to leave FireEye to accept a position as chief financial officer at a private technology company in an unrelated industry. Sheridan will remain with FireEye through the filing of the company’s second quarter Form 10-Q. Frank Verdecanna, FireEye vice president of finance, will serve as interim chief financial officer following Sheridan’s departure in early August while the company conducts an external search for a new CFO.

Verdecanna joined FireEye in November 2012 as the company’s vice president of finance with responsibility for accounting, corporate financial planning and analysis, tax and revenue operations. Prior to joining FireEye, he served as chief financial officer of Apptera, a mobile communications and advertising company, and iPass, a publicly traded global provider of mobility software and services. Verdecanna began his career as a CPA in public accounting with Coopers and Lybrand and holds a B.S. in Business Administration from Cal Poly, San Luis Obispo.

“Mike helped build FireEye from an early-stage technology pioneer to a global leader in advanced threat protection,” said DeWalt. “We thank him for his many contributions over the past four years and wish him the greatest success in his future.”

“Frank Verdecanna is well qualified to lead FireEye’s finance and accounting organizations while we conduct our CFO search, said DeWalt. “Given his deep knowledge of our organization, I expect a seamless transition.”

Additional Business Highlights

Business highlights since the release of first quarter 2015 financial results on April 30, 2015 included multiple product releases, an expansion of the company’s ecosystem of partners, the discovery of a new zero day attack, and the completion of a $920 million offering of convertible senior notes.

Enhancements to solutions in FireEye’s Threat Prevention Platform included:

•	New features and functionality for the FireEye Email Threat Prevention Platform™ (EX™), including the availability of FireEye Advanced Threat Intelligence™ (ATI™) subscription on the EX Series of appliances.

•	A new release of FireEye Endpoint Security™ (HX™ Series) with security content support, enhanced compliance logging, and a redesigned reporting dashboard.

•	Internationalization of the FireEye security platform with the release of FireEye Endpoint Security in multiple languages, including Japanese and German.

•	A new release of the PX™ Series and IA™ Series of packet capture and analysis appliances for enterprise forensics.

•	Regular threat intelligence updates based on the discovery of new zero day attacks exploiting vulnerabilities in Adobe Flash software, identification of new variants of malware targeting Apple iOS, point-of-sale terminals, and banking systems, and exposure of a Chinese APT team’s obfuscation tactic on Microsoft’s TechNet web portal.

Also during this period, FireEye continued to expand its global reach and extend its technology, expertise and intelligence to new customers with:

•	An announcement with Visa to co-develop tools and services to help merchants and issuers protect against advanced cyber attacks targeting their IT and payment infrastructure.

•	A technology integration with PFU Systems, a Fujitsu company, to integrate PFU’s iNetSec Smart Finder and the FireEye NX Series security platform.

•	A strategic alliance with the ACE Group, one of the world’s largest multiline property and casualty insurers to allow cyber insurance to be tailored specifically for an organization’s risk profile.

•	A collaboration with Marsh, a global leader in insurance broking and risk management, to offer clients a new service designed to provide an objective evaluation of an organization’s ability to detect and respond to cyber attacks.

•	An initiative with the National Fusion Center Association (NFCA) focused on intelligence sharing and cyber training for state and local governments. The initiative includes the joint development of the Automated Threat Intelligence Exchange network (ATIX) for the California State Threat Assessment System (STAS).

Conference Call Information

FireEye will host a conference call today, July 30, 2015, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its second quarter results and updated outlook for 2015. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future total revenue, billings, non-GAAP gross margins, non-GAAP research and development expenses as a percent of total revenue, non-GAAP sales and marketing expenses as a percent of total revenue, non-GAAP general and administrative expenses as a percent of total revenue, non-GAAP interest expense, non-GAAP loss per share, weighted average shares outstanding, and cash flow from operations in the section entitled “Third Quarter and Updated 2015 Outlook” above, as well as statements related to the continued momentum in FireEye’s business and its threat prevention platform, the market for FireEye’s products and services, FireEye’s competitive position, the company’s belief in its ability to expand its leadership and market share gains, and the company’s CFO transition.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s limited operating history, particularly as a public company; real or perceived defects, errors or vulnerabilities in FireEye’s products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees, including a new CFO to replace Mr. Sheridan; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on May 8, 2015, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges or discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Stock-based compensation is an important part of FireEye employees’ overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 3,700 customers across 67 countries, including 675 of the Forbes Global 2000.

© 2015 FireEye, Inc. All rights reserved. FireEye, FireEye as a Service, Advanced Threat Intelligence, ATI, Email Threat Prevention Platform, EX, Endpoint Security, HX, PX and IA are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$726,480	$146,363
Short-term investments	463,137	255,845
Accounts receivable, net	105,183	193,182
Inventories	10,485	7,952
Deferred tax assets, current portion	25,081	25,126
Prepaid expenses and other current assets	32,706	28,669

Total current assets	1,363,072	657,137
Property and equipment, net	74,438	82,298
Goodwill	750,288	750,288
Intangible assets, net	238,092	261,625
Deposits and other long-term assets	6,824	7,533

Total assets	$2,432,714	$1,758,881

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,344	$34,057
Accrued and other current liabilities	27,286	24,596
Accrued compensation	63,693	64,551
Deferred revenue, current portion	232,522	203,877

Total current liabilities	348,845	327,081
Convertible senior notes, net	688,961	—
Deferred revenue, non-current portion	177,369	148,666
Deferred tax liabilities, non-current portion	24,893	24,903
Other long-term liabilities	9,959	7,403

Total liabilities	1,250,027	508,053
Stockholders’ equity:
Common stock	16	15
Additional paid-in capital	2,267,972	1,918,546
Treasury stock	(150,000)	—
Accumulated other comprehensive loss	(472)	(441)
Accumulated deficit	(934,829)	(667,292)

Total stockholders’ equity	1,182,687	1,250,828

Total liabilities and stockholders’ equity	$2,432,714	$1,758,881

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Product	$49,696	$37,683	$89,933	$61,935
Subscription and services	97,511	56,806	182,644	106,534

Total revenue	147,207	94,489	272,577	168,469
Cost of revenue: (1)(2)
Product	17,101	13,749	32,301	24,075
Subscription and services	39,006	27,831	75,857	52,798

Total cost of revenue	56,107	41,580	108,158	76,873
Total gross profit	91,100	52,909	164,419	91,596
Operating expenses:(1)(2)
Research and development	68,798	53,408	134,403	95,378
Sales and marketing	116,008	94,591	223,603	171,445
General and administrative (3)	34,687	31,931	67,294	59,031

Total operating expenses	219,493	179,930	425,300	325,854
Operating loss	(128,393)	(127,021)	(260,881)	(234,258)
Other expense, net (4)	(4,253)	(150)	(4,752)	(166)

Loss before income taxes	(132,646)	(127,171)	(265,633)	(234,424)
Provision for (benefit from) income taxes (5)	927	(10,348)	1,904	(16,390)

Net loss attributable to common stockholders	$(133,573)	$(116,823)	$(267,537)	$(218,034)

Net loss per share attributable to common stockholders, basic and diluted	$(0.87)	$(0.82)	$(1.75)	$(1.58)

Weighted average shares used in per share calculations, basic and diluted	154,121	141,895	152,890	137,939

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(267,537)	$(218,034)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	54,169	42,726
Stock-based compensation expense	106,286	63,447
Non-cash interest expense related to convertible senior notes	2,832	—
Deferred income taxes	81	(18,960)
Other	2,085	183
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	86,840	(11,660)
Inventories	(3,309)	729
Prepaid expenses and other assets	(2,354)	(3,084)
Accounts payable	(6,053)	(7,103)
Accrued liabilities	3,891	8,747
Accrued compensation	(992)	10,834
Deferred revenue	57,348	44,193
Other long-term liabilities	2,557	3,460

Net cash provided by (used in) operating activities	35,844	(84,522)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment and demonstration units	(24,538)	(31,469)
Purchase of short-term investments	(301,213)	(302,531)
Maturities of short-term investments	92,138	8,000
Acquisition of business, net of cash acquired	—	(55,058)
Lease deposits	(786)	(403)

Net cash used in investing activities	(234,399)	(381,461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from follow-on public offering	—	445,280
Net proceeds from convertible debt offering	897,000	—
Prepaid forward stock purchase	(150,000)	—
Proceeds from exercise of equity awards	31,672	18,405

Net cash provided by financing activities	778,672	463,685

Net increase (decrease) in cash and cash equivalents	580,117	(2,298)
Cash and cash equivalents, beginning of year	146,363	173,918

Cash and cash equivalents, end of year	$726,480	$171,620

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP operating loss	$(128,393)	$(127,021)	$(260,881)	$(234,258)
Stock-based compensation expense (1)	56,411	38,253	106,286	63,447
Amortization of intangible assets (2)	11,766	11,187	23,532	21,985
Acquisition related expenses (3)	—	512	—	1,559

Non-GAAP operating loss	$(60,216)	$(77,069)	$(131,063)	$(147,267)
GAAP net loss	$(133,573)	$(116,823)	$(267,537)	$(218,034)
Stock-based compensation expense (1)	56,411	38,253	106,286	63,447
Amortization of intangible assets (2)	11,766	11,187	23,532	21,985
Acquisition related expenses (3)	—	512	—	1,559
Non-cash interest expense related to convertible senior notes (4)	2,832	—	2,832	—
Non-recurring benefit from income taxes (5)	—	(11,610)	—	(18,852)

Non-GAAP net loss	$(62,564)	$(78,481)	$(134,887)	$(149,895)
GAAP net loss per common share, basic and diluted	$(0.87)	$(0.82)	$(1.75)	$(1.58)
Stock-based compensation expense (1)	0.37	0.27	0.70	0.46
Amortization of intangible assets (2)	0.08	0.08	0.15	0.16
Acquisition related expenses (3)	—	0.00	—	0.01
Non-cash interest expense related to convertible senior notes (4)	0.02	—	0.02	—
Non-recurring benefit from income taxes (5)	—	(0.08)	—	(0.14)

Non-GAAP net loss per common share, basic and diluted	$(0.41)	$(0.55)	$(0.88)	$(1.09)
Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	154,121	141,895	152,890	137,939

(1) includes stock-based compensation expense as follows:
Cost of product revenue	$386	$236	$654	$381
Cost of subscription and services revenue	7,163	3,605	13,541	7,025
Research and development	16,525	7,803	32,560	12,406
Sales and marketing	19,358	15,923	35,812	24,611
General and administrative	12,979	10,686	23,719	19,024

Total stock-based compensation expense	$56,411	$38,253	$106,286	$63,447

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$2,672	$6,128	$5,103
Cost of subscription and services revenue	5,475	5,394	10,950	10,784
Sales and marketing	3,227	3,121	6,454	6,098

Total amortization of intangible assets	$11,766	$11,187	$23,532	$21,985

(3) includes acquisition related expenses as follows:
General and administrative	$—	$512	$—	$1,559

(4) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$2,832	$—	$2,832	$—

(5) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$—	$(11,610)	$—	$(18,852)

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP revenue	$147,207	$94,489	$272,577	$168,469
Add change in deferred revenue	31,127	19,285	57,348	44,493

Non-GAAP billings	$178,334	$113,774	$329,925	$212,962

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Product billings	$48,824	$35,573	$87,058	$61,648
Product subscription billings	72,454	42,085	136,190	81,521

Product billings and product subscription billings	121,278	77,658	223,248	143,169
Support and maintenance billings	31,107	18,582	53,949	34,277
Professional services billings	25,949	17,534	52,728	35,516

Non-GAAP billings	$178,334	$113,774	$329,925	$212,962

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Product revenue	$49,696	$37,683	$89,933	$61,935
Product subscription revenue	48,510	28,025	91,886	50,844

Product revenue and product subscription revenue	98,206	65,708	181,819	112,779
Support and maintenance revenue	21,429	11,874	40,513	22,625
Professional services revenue	27,572	16,907	50,245	33,065

Total revenue	$147,207	$94,489	$272,577	$168,469